UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C
                              INFORMATION STATEMENT

Reg.ss.240.14c-101

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[_]  Preliminary Information Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]  Definitive Information Statement

                              CREENERGY CORPORATION
             -----------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 NOT APPLICABLE
                ------------------------------------------------
 (Name of Person(s) Filing Information Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

         (4) Date Filed:

                              CREENERGY CORPORATION
                 601 Union Street, Two Union Square, 42nd Floor
                            Seattle, Washington 98101

                       WE ARE NOT ASKING YOU FOR A PROXY,
                  AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

To the Shareholders of CreEnergy Corporation:

This Information Statement is being provided on behalf of the board of directors (the "Board") of CreEnergy Corporation (the "Company") to record holders of shares of our common stock ("Shareholders") as of the close of business on the record date of August 31, 2011. This information statement provides notice that the Board has recommended, and holders of a majority of the voting power of our outstanding common stock have voted, to approve the following items:

     PROPOSAL:      TO  AUTHORIZE  THE  COMPANY  TO CHANGE  THE NAME TO  PEPTIDE
                    TECHNOLOGIES,  INC. (THIS ACTION WILL BECOME  EFFECTIVE UPON
                    THE FILING OF AN AMENDMENT TO OUR ARTICLES OF  INCORPORATION
                    WITH THE SECRETARY OF STATE OF NEVADA.)

This Information Statement describes, in more detail, the action being taken and the circumstances surrounding the Board's recommendation of the Proposal.

The Company will bear the expenses relating to this information statement, including expenses in connection with preparing and mailing this information statement and all documents that now accompany or may in the future supplement it.

Only one information statement is being delivered to multiple shareholders sharing an address, unless the Company has received contrary instructions from one or more of the shareholders. The Company will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a shareholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to the Company's principal executive offices stating your name, your shared address and the address to which the Company should direct the additional copy of the information statement or by calling the Company's principal executive offices. If multiple shareholders sharing an address have received one copy of this information statement and would prefer the Company mail each shareholder a separate copy of future mailings, you may send notification to or call the Company's principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to the Company's principal executive offices.

This Information Statement is being provided to you for informational purposes only. Your vote is not required to approve the actions described above. This information statement does not relate to an annual meeting or special meeting in lieu of an annual meeting. You are not being asked to send a proxy and you are requested not to send one. The approximate mailing date of this information statement is September 14, 2011.

We appreciate your continued interest in CreEnergy Corporation.

                                          Very truly yours,

                                          /s/ Shari Sookarookoff
                                          --------------------------------------
                                          Shari Sookarookoff,
                                          President and Chief Executive Officer


                 WE ARE NOT ASKING YOU FOR A CONSENT OR A PROXY,
                  AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

                              INFORMATION STATEMENT

                              CREENERGY CORPORATION
                          Two Union Square, 42nd Floor
                            Seattle Washington 98101
                                 (206) 388-5498

                                September 9, 2011

                               SHAREHOLDER ACTION

The Majority Shareholder submitted its consent to the shareholder resolutions described in this Information Statement on or about August 31, 2011, to be effective on or about October 13, 2011. As of August 31, 2011, the Majority Shareholder, of record, held 75,000,000 shares of the Company's common stock or approximately 78.125% of the Company's voting stock. The remaining outstanding shares of common stock are held by approximately one hundred other shareholders.

The Majority Shareholder is Shari Sookarookoff, who is our President, Chief Financial Officer and sole director.

The Company is not soliciting consents or proxies and shareholders have no obligation to submit either of them. Whether or not shareholders submit consents should not affect their rights as shareholders or the prospects of the proposed shareholder resolutions being adopted. The Majority Shareholder has consented to the shareholder resolution described in this Information Statement. The affirmative vote of the holders of a majority of the outstanding common stock of the Company is required to adopt the resolutions described in this Information Statement. Nevada law does not require that the proposed transaction be approved by a majority of the disinterested shareholders. A total of 96,000,000 shares of the Company's common stock shares were entitled to vote on the Company's proposed transactions described in this Information Statement.

            PROPOSAL ADOPTED BY SHAREHOLDER ACTION BY WRITTEN CONSENT

--------------------------------------------------------------------------------
                                    PROPOSAL

TO AUTHORIZE THE COMPANY TO CHANGE THE NAME FROM CREENERGY CORPORATION TO PEPTIDE TECHNOLOGIES, INC. (THIS ACTION WILL BECOME EFFECTIVE UPON THE FILING OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION WITH THE SECRETARY OF STATE OF NEVADA.)
--------------------------------------------------------------------------------

The proposed change of Company's name from CreEnergy Corporation to Peptide Technologies, Inc. is intended convey a sense of the Company's new business focus as it looks to pursue other opportunities. Specifically, the Company intends to explore technology platforms for developing a variety of drug candidates and biological solutions for existing problems in humans, animals and the environment.

The name CreEnergy Corporation was perceived by management as limiting the Company's ability to pursue other opportunities and in management's opinion may have limited awareness to the internet sales arena. Approval of the name change required the affirmative consent of at least a majority of the outstanding shares of common stock of the Company. The Majority Shareholder holding a total of 75,000,000 shares of common stock (78.125%) has already approved this action.

Upon filing of the Amendment to the Articles of Amendment with the Nevada Secretary of State, the name change will be effective.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Although shareholders are not being asked to approve or disapprove or otherwise vote on any matter discussed in this information statement, the following generally describes voting rights of shareholders.

As of the record date, August 31, 2011, there are 96,000,000 shares of common stock outstanding. Each share represents one vote. There are currently no arrangements known to the Company, the operation of which may result in a change in control of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of outstanding shares of Common Stock as of August 31, 2011, by (a) each person known by the Company to own beneficially 5% or more of the outstanding shares of Common Stock, (b) the Company's Directors, Chief Executive Officer and executive officers whose total compensation exceeded $100,000 for the last fiscal year, and (c) all directors and executive officers of the Company as a group.

          NAME AND ADDRESS                  NUMBER OF                % OF
          BENEFICIAL OWNER                   SHARES              OUTSTANDING (1)
-----------------------------------        -----------           ---------------
Shari Sookarookoff                          75,000,000                  78.125%
CEO, President & Sole Director
328 Twin Brooks Dr., NW
Edmonton AB, Canada, T6J 6S5

All officers and directors as a group
(1 person)                                  75,000,000                  78.125%
-----------------------------------
     (1)  Percent of Ownership is calculated in accordance  with the  Securities
          and  Exchange   Commission's  Rule  13(d)-13(d)(1)  and  is  based  on
          96,000,000 shares of common stock issued and outstanding.

Additional information regarding the Company, its business, its stock, and its financial condition are included in the Company's Form 10-K annual report and its Form 10-Q quarterly reports. Copies of the Company's Form 10-Q for its quarter ending May 31, 2011, as well as the Company's Form 10-K for November 30, 2010 are available upon request to: Shari Sookarookoff, President, CreEnergy Corporation, 601 Union Street, Two Union Square, 42nd Floor, Seattle, Washington 98101.

                             MANAGEMENT INFORMATION

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names, ages and positions of the current directors and executive officers of the Company, as of the date of this filing:

      NAME                      AGE                      OFFICES HELD
-------------------------       ---              -------------------------------
Shari Sookarookoff              34               Sole Director, CEO, President,
                                                 Secretary/Treasurer

Our officer and sole director's biographical information is as follows:

SHARI SOOKAROOKOFF, CEO, CFO, PRESIDENT, SECRETARY/TREASURER, SOLE DIRECTOR

Shari Sookarookoff has served as President and CEO since October 29, 2010. She has served as a director since September 12, 2008. Ms. Sookarookoff has also served as Secretary/Treasurer and Chief Financial Officer of the Company since June 30, 2009. Ms. Sookarookoff previously served as the CEO and President from September 12, 2008 through August 18, 2009. The term of her office is for two years and is thereafter renewable on an annual basis.

Since 1994, Ms. Sookarookoff has been employed by Alberta Forest Products Shippers Association, a freight broker located in Edmonton, Alberta, Canada that is dedicated to facilitate the freight requirements of numerous lumber mills in the Province of Alberta, Canada. In June 1999, she was promoted to traffic coordinator.

In July 2002, Ms. Sookarookoff left Alberta Forest Products Shippers Association for her present position with Spruce Land Millworks (located in Spruce Grove, Alberta, Canada) as manager of the shipping department, allowing her to use her accumulated knowledge within the truck brokerage industry.

Ms. Sookarookoff is not an officer or director of any other reporting company that files annual, quarterly or periodic reports with the United States Securities and Exchange Commission.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to officers and board members during the fiscal years ended November 30, 2010, 2009 and 2008. The table sets forth this information for CreEnergy Corporation, including salary, bonus, and certain other compensation to the Board members and named executive officers for the past three fiscal years.

                                            SUMMARY EXECUTIVES COMPENSATION TABLE


                                                                                               Non-qualified
                                                                                Non-equity       deferred
                                                           Stock     Option   incentive plan   compensation    All other
                                     Salary      Bonus     awards    awards    compensation      earnings     compensation   Total
  Name and Position        Year        ($)        ($)       ($)       ($)           ($)            ($)            ($)         ($)
----------------------- ---------- ----------- ---------- --------- --------- ---------------- ------------ --------------- --------
 Shari Sookarookoff,      2010         0           0         0         0             0              0             0            0
   President & CFO        2009         0           0         0         0             0              0             0            0
       Director           2008         0           0         0         0             0              0             0            0


COMPENSATION OF DIRECTOR

We do not compensate our directors for their time spent on behalf of our Company, but they are entitled to receive reimbursement for all out of pocket expenses incurred for attendance at our Board of Directors meetings.

STOCK OPTION GRANTS

We did not grant any stock option to the executive officers during our most recent fiscal year ended November 30, 2010.

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

The Board of Directors of the Company will be responsible for reviewing and determining the annual salary and other compensation of the executive officers and key employees of the Company. The goals of the Company are to align compensation with business objectives and performance and to enable the Company to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company. The Company will provide base salaries to its executive officers and key employees sufficient to provide motivation to achieve certain operating goals. Although salaries are not specifically tied to performance, incentive bonuses are available to certain executive officers and key employees. In the future, executive compensation may include without limitation cash bonuses, stock option grants and stock reward grants. In addition, the Company may set up a pension plan or similar retirement plans.

The Company has no pension, health, annuity, insurance, profit sharing or similar benefit plans.

STOCK OPTIONS

The Company has no stock options outstanding.

FAMILIAL RELATIONSHIPS

None.

INDEMNIFICATION

The Nevada Revised Statutes contain provisions for indemnification of the officers and directors of the Company. The Bylaws require the Company to indemnify such persons to the full extent permitted by law. The Bylaws with certain exceptions eliminate any personal liability of a director to the Company or its stockholders for monetary damages to the Company or its stockholders for gross negligence or lack of care in carrying out the director's fiduciary duties. Nevada law permits such indemnification if a director or officer acts in good faith in a manner reasonably believed to be in, or not opposed to, the best interest of the Company. A director or officer must be indemnified as to any matter in which he successfully defends himself.

The officers and directors of the Company are accountable to the stockholders of the Company as fiduciaries, which means such officers and directors are required to exercise good faith and integrity in handling the Company's affairs.

A stockholder may be able to institute legal action on behalf of himself and all other similarly situated stockholders, to recover damages where the Company has failed or has refused to observe the law. Stockholders may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce their rights, including rights under certain federal and state securities laws and regulations. Stockholders who have suffered losses in connection with the purchase or sale of their interest in the Company, due to a breach of fiduciary duty by an officer or director of the Company in connection with such sale or purchase including, but not limited to, the misapplication by any such officer or director of the proceeds from the sale of any securities, may be able to recover such losses from the Company.

The Company may not be liable to its stockholders for errors in judgment or other acts or omissions not amounting to intentional misconduct, fraud or a knowing violation of the law, since provisions have been made in the Articles of Incorporation and By-laws limiting such liability. The Articles of Incorporation and By-laws also provide for indemnification of the officers and directors of the Company in most cases for any liability suffered by them or arising out of their activities as officers and directors of the Company, if they had not engaged in intentional misconduct, fraud or a knowing violation of the law. Therefore, purchasers of these securities may have a more limited right of action that they would have except for this limitation in the Articles of Incorporation and By-laws. The Company has been advised that, it is the position of the SEC that, insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Exchange Act of 1934, such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.

The Company may also purchase and maintain insurance on behalf of directors and officers, insuring against any liability asserted against such persons incurred in the capacity of director or officer or arising out of such status, whether or not the Company would have the power to indemnify such persons.

                              SHAREHOLDER PROPOSALS

As a general matter, the Company does not hold annual meetings of shareholders, and, therefore, the anticipated date of a meeting of shareholders cannot be provided. Any shareholder proposal that properly may be included in proxy solicitation materials for a meeting of shareholders must be received by the Company a reasonable time prior to the date voting instructions or proxy materials are mailed to shareholders.

                                MORE INFORMATION

The Board of Directors of the Company is not aware that any matter other than those described in this Information Statement is to be presented for the consent of the shareholders.

UPON WRITTEN REQUEST BY ANY SHAREHOLDER TO SHARI SOOKAROOKOFF, PRESIDENT, CREENERGY CORPORATION, 601 UNION STREET, TWO UNION SQUARE, 42ND FLOOR, SEATTLE, WASHINGTON 98101 TELEPHONE (206) 388-5498. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED WITHOUT CHARGE.

                                    INQUIRIES

Shareholders   may  make   inquiries  by  contacting   Shari   Sookarookoff   at
206-388-5498.